SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  July 29, 2002


                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                 0-26694                                   93-0945003
        (Commission file number)               (IRS employer identification no.)

   585 West 500 South, Bountiful, Utah                       84010
(Address of principal executive offices)                   (Zip code)


                                 (801) 298-3360
              (Registrant's telephone number, including area code)



                       This document contains a total of 2 pages.
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Item 4.  Changes in and Disagreements With Accountants on Accounting and
         Financial Disclosure.

         Effective July 29, 2002, Specialized Health Products International, Inc. (the "Company") has retained PricewaterhouseCoopers LLP ("PWC") as its independent auditor. Prior to the engagement of PWC, Arthur Andersen LLP ("AA") had acted as the Company's independent auditor. The Company's Board of Directors made the decision to change auditors due to the uncertain future of AA and the closing of their Salt Lake City office.

         The reports of AA on the financial statements of the Company for each of the two past fiscal years did not contain any adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles.

         During the Company's two most recent fiscal years and all subsequent interim periods preceding such change in auditors, there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements(s), if not resolved to the satisfaction of AA, would have caused AA to make a reference to the subject matter of the disagreements(s) in connection with its report; nor has AA ever presented a written report, or otherwise communicated in writing to the Company or its Board of Directors the existence of any "disagreement" or "reportable event" within the meaning of Item 304 of Regulation S-B.

         The Company has authorized AA to respond fully to the inquiries of the Company's successor accountant and has requested that AA provide the Company with a letter addressed to the SEC, as required by Item 304(a)(3) of Regulations S-B, so that the Company can file such letter with the SEC with this report within ten days after the filing of this report.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SPECIALIZED HEALTH PRODUCTS
                                           INTERNATIONAL, INC.
                                           (Registrant)


Date: August 5, 2002                       By  /s/ Jeffrey M. Soinski
                                              -----------------------
                                              Jeffrey M. Soinski
                                              President, Chief Executive Officer
                                              and Director

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